                                                                    EXHIBIT 10.7

                          Internet Extra Corporation
                       131 Steuart Street, Fourth Floor
                        San Francisco, California 94105

                               February 19, 1999

Mr. Gregory R. Raifman
360 Mountain Avenue
Piedmont, California 94611

Dear Gregory:

     I am very pleased to offer you the position of Chairman & Chief Executive Officer with Internet Extra Corporation (the "Company") commencing as of the date hereof. We at the Company are delighted that you have decided to join our enterprise and help MediaPlex become a success. I would like to take this opportunity to set out the terms of your employment more fully:

     1. Effectiveness. This agreement (this "Agreement") is being entered into effective as of the date hereof (the "Effective Date").

     2.   Employment.

          (a) Duties. The Company shall employ you, and you shall initially serve as, the Company's Chairman & Chief Executive Officer, subject at all times and in all cases and respects to the ultimate control and direction of the board of directors of the Company. In such capacity, you shall perform all such services, accept all such responsibilities and discharge all such duties and responsibilities as are consistent and commensurate with your position and as may be assigned to or required of you from time to time by the Company. You shall perform such services, accept such responsibilities and discharge such duties within the policies and guidelines established from time to time by the Company, subject at all times and in all cases and respects to the ultimate control and direction of the Company. The Company shall have the right to review and revise your services, responsibilities and duties at any time and from time to time during the Term (as defined below) in any and all respects, provided
                                                                    --------
that any revised services, responsibilities and duties, taken as a whole, continue to reflect your knowledge, skill and experience. Such services shall be primarily performed in the Company's offices in San Francisco, California, although you may be required to travel to other locations as necessary and consistent with your position with the Company.

          (b) Exclusive Employment. At all times during the Term, you shall devote all of your business time, attention and energies to the performance, fulfillment and satisfaction of your duties and responsibilities to the Company under this Agreement, and shall not undertake or be engaged in any other activities, whether or not pursued for gain, profit or other pecuniary advantage, which could impair your ability to perform, fulfill and satisfy your duties and responsibilities to the Company under this Agreement, in any case without the prior written consent of the Company which consent will not be unreasonably withheld. Notwithstanding the foregoing provision of this Section, any work that you perform for the companies listed on Schedule A attached hereto (the "Exempted Companies") or any such Exempted Company's subsidiaries or affiliates pursuant to any agreement with any Exempted Company or any of Exempted Company's subsidiaries or affiliates, oral or written, which is fully disclosed to the Company's Board of Directors, shall not be deemed a conflict of interest, impropriety or breach of corporate duty with the Company and any work that you perform for any Exempted Company or any of Exempted Company's subsidiaries or affiliates from time to time, pursuant to any agreement, oral or written, which is fully disclosed to the Company's Board of Directors, whether as employee, officer, director or consultant to any Exempted Company or any of Exempted Company's subsidiaries or affiliates shall not be deemed a conflict of interest, impropriety or breach of corporate duty with the Company.

          (c) Affirmation of Fiduciary Responsibilities. At all times during the Term, you shall perform, satisfy, fulfill and carry out your duties and responsibilities to the Company under this Agreement with fidelity and loyalty, in a diligent manner, to the best of your ability, experience and talent, and in a manner consistent with your fiduciary responsibilities to the Company.

     3.   Compensation.

          (a) Base Salary and Incentive Compensation. Your annual base salary during the Term shall be paid at the annual rate of $250,000 for the remainder of calendar year 1999, $275,000 for the calendar year 2000 and $300,000 for the calendar year 2001 ("Base Salary"), payable in accordance with the Company's standard payroll practices. Unless otherwise specified herein, the Company shall make such deductions, withholdings and other payments from all sums payable pursuant to this Agreement which you request or that are required by law for taxes and other charges.

          (b) Stock Options. You shall receive, as of the Effective Date, an option (the "New Stock Option") to acquire 1,750,000 shares of Common Stock of the Company (the "Option Shares"), at an exercise price equal to $0.50 per share. The New Stock Option shall be immediately exercisable with respect to all of the Option Shares, and the Company shall have the right to repurchase the Option Shares at the exercise price in the event your employment is terminated. The Company's right of repurchase shall expire with respect to one-sixth (1/6th) of the Option Shares on the six month anniversary of the Vesting Commencement Date (as set forth in your stock option agreement), and with respect to an additional 1/36th of the Option Shares on the same day of each month during the thirty (30) months thereafter or until your employment is earlier terminated. All other terms governing such options shall be set out in the Company's standard option agreement and stock option plan.

          (c) Benefits Plans. You will be entitled to participate in or receive benefits under the Company's employee benefit plans and policies in effect from time to time in which you are eligible to participate, subject to the applicable terms and conditions of the particular benefit plan. The Company may change, amend, modify or terminate to the extent legally allowable, any benefit plan from time to time and without prior notice. To the extent benefits provided by the Company are affected by seniority (i.e., length of service), you shall be credited for time you served at the

Company, to the fullest extent permitted by law and consistent with the Company's current benefit plans.

          (d) Expenses. You shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by you during the Term (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of your duties and responsibilities under this Agreement, provided, that you shall properly account for such expenses in accordance with
--------
Company policies and procedures. Any necessary air travel shall be coach class domestically and business class internationally.

          (e) Vacation and Holidays. You shall be entitled to four (4) weeks paid vacation and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

          (f) Bonus. You shall be eligible to participate in any management bonus plan or similar incentive compensation program adopted by the Company on terms comparable to other senior officers of the Company.

          (g) Other Benefits. During the Term the Company shall pay you the following: (i) a monthly automobile allowance of Five Hundred Dollars ($500.00) and (ii) free parking at corporate premises for Raifman, or if no such premises shall exist, then a monthly parking allowance up to a maximum of Two Hundred Dollars ($200.00).

     4.   Term; Termination; Severance Payments.

          (a) Term. Unless otherwise terminated as hereinafter provided, the term of your employment under this Agreement (the "Term") shall commence upon the Effective Date and shall continue until and terminate on the date that is the three year anniversary of the Effective Date. Upon expiration of the Term, you shall be an "at-will" employee of the Company, subject to such policies, benefits and practices and procedures that are then applicable with respect to an at-will employee of the Company (the "IEC Policies"). Notwithstanding the foregoing, the Company may terminate your employment with the Company during the Term for Cause (as defined below).

          (b)  Cause.  As used in this Agreement, "Cause" shall mean (i)
                                                   -----
conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company or (ii) any habitual neglect or willful misconduct in the performance of Purchaser's duties to the Company where such habitual negligence or willful misconduct has resulted in substantial and material damage to the Company or its subsidiaries, in each as determined in good faith by the Board of Directors of the Company.

          (c)  Termination and Severance Benefits.

               (i) Termination for Cause or Resignation. If your employment is terminated for Cause or if you resign your employment voluntarily, no other compensation or payments will be provided to you for any periods following the date when such termination of employment is effective.

               (ii) Termination without Cause; Constructive Termination. If your employment is terminated by the Company without Cause, or if you are Constructively Terminated (as defined below), you will be entitled to receive the severance payments provided for in Section 4(c)(iv) below (if any) upon such termination. No other compensation or payments will be made pursuant to this Agreement other than those to which you are entitled through your last day of active service or under the applicable IEC Policies and benefit plans. For purposes of this Section 4(c)(ii), the term "Constructively Terminated" shall mean your voluntary termination, upon 30 days prior written notice to the Company, following: (A) a material reduction or change in job duties, responsibilities and requirements inconsistent with your position with the Company and prior duties, responsibilities and requirements (B) any reductions of your base compensation; or (C) your refusal to relocate to facility or location more than 25 miles from the Company's current location.

               (iii) Death or Disability.

                     (A) Your employment shall terminate in the event of your death.

                     (B) The Company may terminate your employment for Disability by giving you 30 days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that you, at the time notice is given, have been unable to substantially perform your duties under this Agreement for a period of not less than six (6) consecutive months as the result of your incapacity due to physical or mental illness. In the event that you resume the performance of substantially all of your duties hereunder before the termination of your employment under this subparagraph (B) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

                     (C) No compensation or benefits will be paid or provided to you under this Agreement on account of termination for death or Disability, or for periods following the date when such a termination of employment is effective. Your rights under the benefit plans of the Company in the event of your death or Disability shall be determined under the provisions of those plans.

               (iv) Severance Payments. During the Term, in the event your employment with the Company is terminated without cause or if you are Constructively Terminated, the Company's sole obligation to you will be to (a) pay you a lump sum severance payment ("Severance Payment") in the amount equal to (I) 2/26 of your effective Base Salary for the year in which you are so terminated for each complete month worked by you commencing April 1, 1998; provided, however, the Severance Payment shall, in no case, exceed one year of
--------  -------
your Base Salary for such year; and (II) any benefits set forth in Section 3(b) through (g) of this Agreement owing to you prior to the Termination Date and (c) permit you to participate under the Company's Benefits Plans for up to one year following your termination with the Company.

     5.   Assignment.

          (a) Successors and Assigns. Any of the Company's affiliates may assume the liabilities and obligations, and succeed to the rights and interests, of the Company under this Agreement at any time and without limitation. In addition to the foregoing, any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise), or to all or substantially all of the Company's business and/or assets, shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of such succession. For all purposes of and under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement required by this
Section 5, or which otherwise becomes bound by the terms of this Agreement by operation of law. Any such assumption and/or succession under this Section 5 shall not be deemed to be a termination of your employment hereunder.

          (b) The terms of this Agreement and all of your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

     6.   Covenant Not to Compete.

          (a)  Definitions.  As used in this Agreement, the terms:

               (i) "Restricted Business" shall mean any business related to (i) advertising, marketing, media placement or banner serving, (ii) enterprise software applications and/or enterprise integration relating to online or traditional (including, without limitation, television, print, direct mail, radio or the like) advertising, marketing, media placement or banner serving or
(iii) the transacting of business, or shopping, purchasing, or subscribing to or registering for services, products, programs or information, or downloading or obtaining software programs or information; or participating in other similar types of transactions, in each case which specifically arise from banners served by the Company.

               (ii) "Restricted Territory" shall mean the larger of: (A) all of the countries of the world or (B) if (A) is found unenforceable, the countries in which the Company's products are available during the term of the non-compete obligations specified in this Section 6.

          (b) Non-Compete. In consideration of: (i) the several agreements made by the Company with you in and pursuant to the Reorganization Agreement, (ii) the issuance by the Company to you of the New Stock Option and (iii) the consideration payable to you hereunder, you agree that until: (A) the one (1) year anniversary of the Effective Date or (B) in the event that the period set forth in clause (A) is determined to be unenforceable by a court of competent jurisdiction, the maximum period allowable, you will not, directly or indirectly, engage in (whether as an officer, employee, consultant, director, proprietor, partner, consultant or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a Restricted Business in a Restricted Territory. It is agreed that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly-traded or privately-held corporation shall not constitute a violation of this section. It is further agreed that the foregoing consideration is not intended to constitute liquidated damages for a violation of this section.

          (c) Non-Solicit. You agree that until the expiration of the non-compete obligations specified above in subsection (b), you shall not:

               (i) take any action to, or do anything reasonably intended to, divert business from the Company, or any of its affiliates, or influence or attempt to influence any retailer, dealer, vendor, supplier, customer or potential customer of the Company, or any of its affiliates, in each case as existing on the date of your termination (the "Termination Date"), to cease doing business with the Company, or any of its affiliates, as the case may be, or to alter its business relationship with the Company, or any of its affiliates, in each case as existing on the Termination Date; or

               (ii) recruit, attempt to hire, solicit, or assist others in recruiting or hiring, any person who is an employee of the Company, or any of its affiliates, in each case as of the Termination Date, or induce or attempt to induce any such employee to terminate his or her employment with the Company, or any of its affiliates.

     7. REMEDIES. YOU HEREBY RECOGNIZE AND ACKNOWLEDGE THAT A MATERIAL VIOLATION OF THE TERMS AND PROVISIONS OF THIS SECTION 7 WOULD CAUSE IRREPARABLE INJURY TO THE COMPANY, OR ONE OR MORE OF ITS AFFILIATES, AS THE CASE MAY BE, FOR WHICH THE COMPANY, OR ANY OF ITS AFFILIATES, WOULD HAVE NO ADEQUATE REMEDY AT LAW. ACCORDINGLY, IN THE EVENT THAT YOU SHALL FAIL TO MATERIALLY COMPLY WITH THE TERMS AND PROVISIONS OF THIS SECTION 7 IN ANY RESPECT, AND YOU HAVE BEEN GIVEN NOTICE OF SUCH VIOLATION AND AN OPPORTUNITY TO CURE SUCH VIOLATION, THE COMPANY, OR ANY OF ITS AFFILIATES, SHALL BE ENTITLED TO PRELIMINARY AND OTHER INJUNCTIVE RELIEF AND TO SPECIFIC PERFORMANCE OF THE TERMS AND PROVISIONS HEREOF. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, YOU HEREBY WAIVE ANY CLAIM OR DEFENSE RELATING TO ANY VIOLATION OR BREACH BY YOU OF THE TERMS AND PROVISIONS OF THIS SECTION 7 THAT THE COMPANY, OR ANY OF ITS AFFILIATES, HAS AN ADEQUATE REMEDY AT LAW OR THAT MONEY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY FOR SUCH VIOLATION OR BREACH.

     8. Severability. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and other political subdivision of each country in the Restricted Territory. Except for geographic coverage, each separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.

     9. Entire Agreement. This Agreement and the Confidential Information and Invention Assignment Agreement set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersede any other written or oral negotiations, agreements, understandings, representations or practices concerning such subject matter hereof (including without limitation any employment agreement or offer letter extended by the Company at any time). In the event of any conflict between the provisions hereof and the provisions of the Confidential Information and Invention Assignment Agreement, the provisions hereof shall control.

     10. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given on the date of delivery if delivered, or five days after mailing, if mailed first-class mail, postage prepaid, return receipt requested, or delivered to a nationwide overnight delivery service charges prepaid, return receipt requested, to the following addresses:

          (a)  If to the Company:  Internet Extra Corporation
                                   131 Steuart Street, Fourth Floor
                                   San Francisco, CA 94105
                                   Attention:  General Counsel

          (b)  If to you:          To the address for notice set forth on the
                                   signature page hereto or to such other
                                   address as any party hereto may hereafter designate by notice given as herein provided.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California without giving effect to principles regarding conflict of laws. Any action or proceeding brought by any party against another arising out of or related to this Agreement shall be brought in a state or federal court of competent subject matter jurisdiction located within San Francisco County in the State of California, and each of the parties to this Agreement consents to the personal jurisdiction of those courts.

     12. Arbitration. In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Francisco, California. HOWEVER, we agree that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

     13. Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by the Company and you nor shall any covenant or provision of this Agreement be waived except by an instrument in writing signed by the party against whom enforcement of such waiver is sought.

     14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     15. Effect of Headings. The section headings herein are for convenience only and shall not effect the construction or interpretation of the Agreement.

     16. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of a breach or default be deemed to be a waiver of any other breach or default.

     17. Rules of Construction. You and the Company each acknowledge that they have been represented by, or had an opportunity to consult with, competent counsel during the negotiation and execution of this Agreement and therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in any agreement will be construed against the party drafting such agreement.

           [The remainder of this page is intentionally left blank.]

     To indicate your acceptance of the terms of this Agreement, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.

     We look forward to working with you at Internet Extra Corporation.

                                    Sincerely,

                                    Internet Extra Corporation

                                    /s/ Jon Logan Edwards
                                    -----------------------------
                                    Jon Logan Edwards
                                    President, Founder & Director

     ACCEPTED AND AGREED TO THIS
     _____ DAY OF FEBRUARY, 1999.

     /s/ Gregory R. Raifman
     ----------------------------
     Gregory R. Raifman

     Address for notices:

     360 Mountain Avenue
     Piedmont, California 94611
     Phone: (510) 923-0666
     Fax: (510) 923-0667

     Enclosures:  Duplicate Original Letter
                  Option Agreement
                  Confidential Information and Invention Assignment Agreement

                                  SCHEDULE A

                        Schedule of Exempted Companies
                        ------------------------------

1.   Raifman & Edwards LLP

2. PointBreak Ventures, LLC (including, without limitation, the existing portfolio companies of PointBreak Ventures, LLC)

                          INTERNET EXTRA CORPORATION

                         CONFIDENTIAL INFORMATION AND
                        INVENTION ASSIGNMENT AGREEMENT

     As a condition of my employment with Internet Extra Corporation, its subsidiaries, affiliates, successors or assigns (collectively, the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company. I agree to the following:

     1.   Confidential Information.
          ------------------------

          (a)  Company Information. I agree at all times during the term of my
               -------------------
employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer, vendor and contractor lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b)  Former Employer Information. I agree that I will not, during my
               ---------------------------
employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring into the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          (c)  Third Party Information. I recognize that the Company has
               -----------------------
received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

     2.   Inventions.
          ----------

          (a)  Inventions Retained and Licensed. I have attached hereto, as
               --------------------------------
Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

          (b)  Assignment of Inventions. I agree that I will promptly make full
               ------------------------
written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 2(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

          (c)  Inventions Assigned to the United States. I agree to assign to
               ----------------------------------------
the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          (d)  Maintenance of Records. I agree to keep and maintain adequate
               ----------------------
and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

          (e)  Patent and Copyright Registrations. I agree to assist the
               ----------------------------------
Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

          (f)  Exception to Assignments. I understand that the provisions of
               ------------------------
this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

     3.   Conflicting Employment. I agree that, during the term of my
          ----------------------
employment with the Company, I will not engage in any other employment, occupation, consulting other business activity directly related to the business in which the Company and/or its customers are now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

     4.   At Will Employment. I understand that my employment with the Company
          ------------------
is "at will" and is for no specified term. As a result, I understand that the Company can terminate my employment at any time and that, similarly, I am free to terminate my employment with the Company at any time.

     5.   Returning Company Documents. I agree that, at the time of leaving the
          ---------------------------
employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

     6.   Notification to New Employer. In the event that I leave the employ of
          ----------------------------
the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

     7.   Solicitation of Employees. I agree that for a period of twelve (12)
          -------------------------
months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

     8.   Conflict of Interest Guidelines. I agree to diligently adhere to the
          -------------------------------
Conflict of Interest Guidelines attached as Exhibit D hereto.

     9.   Representations. I agree to execute any proper oath or verify any
          ---------------
proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

     10.  Arbitration and Equitable Relief.
          --------------------------------

          (a)  Arbitration. Except as provided in Section 10(b) below, I agree
               -----------
that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in San Francisco County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

          (b)  Equitable Remedies. I agree that it would be impossible or
               ------------------
inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 1, 2, 3, and 5 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining, such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

     11.  General Provisions.
          ------------------

          (a)  Governing Law; Consent to Personal Jurisdiction. This Agreement
               -----------------------------------------------
will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

          (b)  Entire Agreement. This Agreement sets forth the entire agreement
               ----------------
and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification for amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged.

Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

          (c)  Severability. If one or more of the provisions in this Agreement
               ------------
are deemed void by law, then the remaining provisions will continue in full force and effect.

          (d)  Successors and Assigns. This Agreement will be binding upon my
               ----------------------
heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                                    INTERNET EXTRA CORPORATION

                                    By: ______________________________
                                        Name
                                        Title

AGREED TO AND ACCEPTED:


Signature

Date:

Witness

                                   EXHIBIT A
                                   ---------

                           LIST OF PRIOR INVENTIONS
                       AND ORIGINAL WORKS OF AUTHORSHIP


                                                    Identifying Number or Brief
          Title                    Date                     Description
          -----                    ----                     -----------



______ No inventions or improvements

______ Additional Sheets Attached

Signature of Employee:

Print Name of Employee:


Date:_______________________

                                   EXHIBIT B
                                   ---------

                      CALIFORNIA LABOR CODE SECTION 2870
                  EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

     "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2)  Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                   EXHIBIT C
                                   ---------

                          INTERNET EXTRA CORPORATION
                           TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Internet Extra Corporation, its subsidiaries, affiliates, successors or assigns (collectively, the "Company").

     I further certify that I have complied with all the terms of the Company's Employment, Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

     I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away any employees of the Company, either for myself or for any other person or entity.

Date:


                                    _____________________________________
                                    (Employee's Signature)


                                    _____________________________________
                                    (Type/Print Employee's Name)

                                   EXHIBIT D
                                   ---------

                          INTERNET EXTRA CORPORATION
                        CONFLICT OF INTEREST GUIDELINES

     It is the policy of Internet Extra Corporation, its subsidiaries, affiliates, successors or assigns (collectively, the "Company") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

     1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

     2. Accepting or offering substantial gifts, excessive entertainment, favors or payments may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

     3. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

     4. Initiating or approving any form of personal or social harassment of employees.

     5. Investing or holding outside directorships in suppliers, customers or competing companies, including financial speculation, where such investment or directorship might influence in any manner a decision or course of action of the Company.

     6.   Borrowing from or lending to employees, customers or suppliers.

     7.   Acquiring a real estate interest adverse to the Company.

     8. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

     9. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

     10. Making any unlawful agreements with distributors with respect to prices.

     11. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

     12. Engaging in any conduct which is not in the best interest of the Company.

     Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.